Exhibit 99.1

Akorn to Present at the RBC Capital Markets Healthcare Conference

LAKE FOREST, Ill., May 20, 2019 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty generic pharmaceutical company, today announced that management will present at the 2019 RBC Capital Markets Healthcare Conference on Wednesday, May 22, 2019 at 2:05 p.m. EDT in New York, NY.

A live webcast of the presentation can be accessed on the investor page of Akorn's website at http://investors.akorn.com. A replay of the webcast will also be available for 90 days on Akorn's website following the conference.

Cautionary Note Regarding Forward-Looking Statements
The webcast may include forward-looking statements about, among other things, the Company’s business plans and initiatives, the Company’s commitments to the FDA and remediation efforts, disruptions during the Standstill Period, the Company’s anticipated future operating and financial performance, business plans and prospects, product pipeline, including filings, approvals and launches, capital allocation, debt refinancing, and potential dispositions, that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risk factors include, but are not limited to: (i) the effect of the Delaware court’s recent decision against the Company on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation related to the court’s decision may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and compliance with certain covenants and other obligations under the Standstill Agreement, which create material uncertainties and risks to its growth and business outlook, (viii) the Company’s obligation under the Standstill Agreement to enter into a Comprehensive Amendment that is satisfactory in form and substance to the Lenders, (ix) the Company’s obligation under the Standstill Agreement to pay certain fees and expenses and increased interest margin, (x) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as filed with the Securities and Exchange Commission (“SEC”) on March 1, 2019), to be detailed in Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019 (filed with the SEC on May 7, 2019) and other risk factors identified from time to time in the Company’s subsequent reports on Form 8-K and in other Company filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. These forward-looking statements are based on information, plans and estimates at the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

The forward-looking statements in the webcast speak only as of the original date of the webcast. Akorn assumes no obligation to update forward-looking statements contained in the webcast as the result of new information or future events or developments.

About Akorn

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Investors/Media:

(847) 279-6162

Investor.relations@akorn.com